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                                                                     Exhibit (l)

Kirkpatrick & Lockhart Nicholson Graham LLP
75 State Street
Boston, Massachusetts   02109



                                                 March 28, 2005


CSFB Alternative Capital Tactical Trading Institutional Fund, LLC
11 Madison Avenue
New York, New York  10010

         Re: CSFB Alternative Capital Tactical Trading Institutional Fund, LLC
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Dear Sir or Madam:

         This opinion is furnished in connection with the registration by CSFB Alternative Capital Tactical Trading Institutional Fund, LLC, a Delaware limited liability company (the "Fund"), of units of limited liability company interest, $0.01 par value (the "Units"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 (File No. 333-119321), as amended ("Registration Statement"), in the amounts set forth under "Amount Being Registered" on the facing page of the Registration Statement.

         As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Units. In addition, we have examined and are familiar with the Limited Liability Company Agreement of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

         Based upon the foregoing, we are of the opinion that the Units, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable units of limited liability company interest of the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information made a part thereof.

                                              Very truly yours,


                                /s/ KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
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                                Kirkpatrick & Lockhart Nicholson Graham LLP